SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2009
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15864	95-4091769
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

1003 West Ninth Avenue	19406
King of Prussia, Pennsylvania	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
In a press release filed August 21, 2009, SEDONA Corporation announces recent ruling in case 3:07-CV-00171-TPS issuing a declaratory judgment regarding a breach of contract action filed by SEDONA Corporation against Open Solutions, Inc., in the United States District Court District of Connecticut. On June 28, 2006, SEDONA filed a civil action lawsuit against Open Solutions Inc. (OSI), in Montgomery County Court in Pennsylvania for breach of a software license agreement entered into between the parties in May 2002. In the lawsuit, the Company alleges that since September 2004, OSI failed to pay royalty payments required under the parties’ master software license and services agreement for licensed products and services sold by OSI to its customers. OSI removed the case to federal court and successfully moved for a change in venue from the United States District Court for the District of Pennsylvania to the United States District Court for the District of Connecticut. SEDONA filed an amended complaint after the case was transferred to the District of Connecticut. In its amended complaint, SEDONA seeks a declaration and damages relating to OSI’s failure to pay royalties under the agreement for its sales of the cView product operating on the .NET platform and for breach of the agreement’s confidentiality provision. OSI served an amended answer with counterclaims asserted against SEDONA for declaratory relief and breach of contract.
In a ruling filed August 19, 2009, the court denied SEDONA’s motion for summary judgment on claims that OSI was required to pay royalties on the sale of the cView product and that failure to pay such royalties and disclosure of confidential information to the offshore development company constituted a breach of contract. Further, the court denied OSI’s motion for summary judgment on claims that SEDONA was in breach of contract for demanding royalty payments, while accepting OSI’s claim that cView was a license enhancement not subject to royalties.
Anita Primo, Vice President and CFO of SEDONA, said: “While SEDONA Corporation respects the Court, we disagree with its decision and are disappointed with the ruling. However, SEDONA will continue to explore legal alternatives including filing an appeal on this decision. We remain confident in our assessment that the validity of our claims is substantiated from well-documented evidence gathered during the discovery process. The Company will continue to vigorously defend any misappropriation of its intellectual capital and pursue all legal recourse to obtain remuneration that is rightfully owed for the embedding or licensing of our technology.”
David Vey, Chairman and CEO of SEDONA Corporation, added that “the early version of our CRM product used by OSI was replaced several years ago. Therefore, despite the court’s ruling, I remain confident in the Company’s growth potential. Along with the recent announcement of our new product architecture, we have developed an unprecedented capability to provide best practices for expanding market penetration, increasing customer loyalty, and improving profitability within leading financial institutions throughout the world.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 21, 2009

SEDONA CORPORATION
By:	/s/ David R. Vey
David R. Vey
Chief Executive Officer

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